SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2013 (January 24, 2013)

TRULI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-53641	26-3090646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1174 N. Hillcrest Road, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

310.274.0224

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 24, 2013, Truli Media Group, Inc. appointed Martin Pompadur, to its Board of Directors.

Marty Pompadur joined News Corporation in June 1998 as its Executive Vice President, and as President of News Corporation Eastern and Central Europe, and was a member of News Corporation's Executive Management Committee.  He was appointed Chairman of News Corp. Europe in January 2000, a position he held until 2008.

Mr. Pompadur was Chairman and Chief Executive Officer of RP Companies from 1982 to 2007, and has held executive positions at several other media companies including American Broadcasting Companies, Inc. and the Ziff Corporation.

He is currently Senior Advisor to Oliver Wyman; Global Vice Chairman of Media and Entertainment at Macquarie Capital Advisors;  and Chairman of Metan Development Group, a company engaged in various media activities in China.  He also serves on the Board of Nexstar Broadcasting Group, Inc. and IMAX Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truli Medai Group, inc.

Dated: February 6, 2013	By:	/s/ Michael Jay Solomon
Name: Michael Jay Solomon
Chief Executive Officer